UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 12, 2018

LIBERTY TAX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2018, Liberty Tax, Inc. (the “Company”) received an anticipated letter from the Staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that since it remains delinquent in filing its Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2017 and January 31, 2018, it has not regained compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”). Previously, Nasdaq granted the Company an extension until June 11, 2018 to regain compliance with the Rule. The Staff indicated that the Company’s securities would be subject to delisting as a result of the Company’s non-compliance with the Rule unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel, at which hearing it will present its plan to evidence compliance with the Rule and request the continued listing of its securities on Nasdaq pending its return to compliance. Such request will automatically stay any suspension or delisting action by the Staff for a period of 15 days. The stay may be extended at the option of the Panel upon the Company’s request and support of such extension, and the Company intends to ask the Panel for a further stay concurrent with its request for a hearing and pending the ultimate conclusion of the hearing process.

The Company issued a press release on June 18, 2018 disclosing receipt of the letter, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On June 18, 2018, the Company announced the appointment of Michael S. Piper, age 55, as Chief Financial Officer of the Company, effective June 15, 2018. Since January 2018 and prior to rejoining the Company, Mr. Piper served as Chief Financial Officer of CDYNE Corporation, a web service solution provider and as a Consultant from October 2017 through December 2017. Mr. Piper previously served as the Company’s Vice President of Financial Products from December 2014 to September 2017. In addition, from August 2004 to December 2014, Mr. Piper served the Company in other roles including Director of Finance and Director of Financial Products. Prior to initially joining the Company and from July 2002 to August 2004, Mr. Piper served as Associate Vice President of Finance for Amerigroup Corporation.

There are no family relationships between Mr. Piper and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Piper entered into an executive employment agreement with the Company, effective June 15, 2018, as further described below. In addition, the Company settled Mr. Piper’s preexisting lawsuit against the Company which related to a contractual dispute over severance in connection with his prior employment with the Company. Under the terms of the settlement agreement, the Company agreed to pay Mr. Piper a total of $445,000, payable in equal installments upon execution of the settlement agreement and the 12 month-anniversary of the date of execution of the settlement agreement.

Employment Agreement with Chief Financial Officer

On June 15, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Piper, effective as of that date, as approved by the Compensation Committee (the “Compensation Committee”) of the Board.

The initial term of the Employment Agreement ends on July 31, 2019. The Employment Agreement provides that the term shall be automatically extended for successive one-year periods unless written notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then current term.

Under the Employment Agreement, Mr. Piper is entitled to an annual base salary of $346,000. Mr. Piper is also entitled to a one-time signing bonus consisting of the following components: (i) $200,000 payable in cash, (ii) restricted stock units valued at $285,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options to purchase 175,000 shares of the Company’s Class A Common Stock with an exercise price equal to the fair market value of the shares on the date of grant which vest in three equal installments over a three-year period. Mr. Piper is also entitled to an annual bonus with a target maximum of 80% of his base salary as of the last day of the previous fiscal year, and his eligibility for such annual bonus shall be determined on a basis consistent with other named executive officers.

The restricted stock unit awards and stock option awards as described above will be subject to the terms and conditions set forth in the applicable plan and award agreements.

Mr. Piper is entitled to employee and executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in the Employment Agreement.

The Employment Agreement also entitles Mr. Piper to severance benefits upon certain qualifying terminations of their respective employment.

If the Employment Agreement is terminated for any reason, he will be entitled to receive: (i) the base salary earned but not yet paid for services rendered to the Company on or prior to the date on which the employment period ends; (ii) any annual bonus awarded by the Board prior to the date of the Company’s receipt of the notice of termination for services rendered in any fiscal year which had been completed prior to the date on which the employment period ends and which had not previously been paid (provided that the Board did not impose a requirement that he be employed on the payment date); (iii) any business expenses incurred on or prior to the date on which the employment period ends that are eligible for reimbursement in accordance with the Company’s expense reimbursement policies as then in effect; and (iv) any vested benefits to which he is entitled under the Company’s employee benefit plans and any welfare benefits to which he is entitled in accordance with the terms of the Company’s welfare plans (collectively, the “Accrued Rights”).

Subject to the execution of a form of release by Mr. Piper, if, during the employment term the Employment Agreement is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Piper for Good Reason (as defined in the Employment Agreement), he will be entitled to receive: (i) an amount equal to the Accrued Rights, (ii) an amount equal to 12 months of his then-current base salary as severance, paid in equal installments continuing for a 12-month period following the date of termination; (iii) the accelerated vesting of any incentive stock awards, including, but not limited to, stock options, stock appreciation rights, restricted stock and dividend equivalent rights, that were not vested as of the date of his termination, (iv) continued medical insurance coverage at the Company’s expense for a period of 12 months following the date of termination, unless he becomes reemployed with another employer and is eligible to receive such benefits from that employer, and (v) to the extent permitted under the terms and conditions of any life insurance policy, the ability to convert such policy to an individual policy.

The Employment Agreement also provides that Mr. Piper may not disclose or use any confidential information of the Company during or after the term of the Employment Agreement. During his employment with the Company and for a period of 12 months following termination of his employment for any reason, he is also precluded from engaging or assisting in any business that is in competition with the Company and from soliciting any Company (or its subsidiaries or affiliates) officer, employee, franchisee or agent or any former employee, officer or agent of the Company (or its subsidiaries or affiliates).

The foregoing description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Employment Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s intentions to timely request a hearing and stay of suspension before the Panel and related matters. These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the loss of key personnel or inability to engage accounting personnel as needed; the failure to engage an independent public accounting firm to complete the review of the Company’s financial statements and periodic reports; uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq Listing Rules; and risks relating to the substantial costs and diversion of personnel's attention and resources due to these matters and related litigation and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, effective as of June 15, 2018, by and among Liberty Tax, Inc., JTH Tax, Inc. and Michael S. Piper.
99.1	Press release, dated June 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: June 18, 2018	By:	/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer